EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports EPS of $0.40 for the First Quarter of 2015

GREENSBORO, N.C., April 30, 2015 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported first quarter 2015 results with highlights as follows:

1st Quarter 2015 Financial Highlights

  Net income of $1,629,000 in the first quarter of 2015 improved from $265,000 in the first quarter of 2014.
  Net income available to common shareholders was $1.4 million and $0.07 million in the first quarters of 2015 and 2014, respectively.
  Diluted net income per common share was $0.40 in the first quarter of 2015 compared to $0.02 in the first quarter of 2014.
  A private placement of convertible preferred stock was completed on March 31, 2015, and most of the net proceeds of $14.1 million will be used to redeem outstanding preferred stock of $11.0 million. The new issue of convertible preferred stock will automatically convert to common stock if approved by common stockholders at the upcoming annual meeting.
  Average non-interest bearing demand deposits increased 25.9% in the first quarter of 2015 from the first quarter of 2014.
  Non-performing assets decreased to $11.5 million, or 1.62% of assets, at March 31, 2015 from $18.1 million, or 2.75% of assets, at March 31, 2014.
  The Mortgage Division realized net income of $439,000 in the first quarter of 2015 compared to a loss in the first quarter of 2014.

Robert T. Braswell, President and CEO, commented, "I am pleased to report the completion of our private placement of convertible preferred stock at the end of the first quarter, which resulted in net proceeds of approximately $14.1 million. This offering will be used to redeem our existing Series A preferred stock of approximately $11.0 million and provide additional capital for our growth. The conversion of the newly issued convertible preferred to common stock will further strengthen our Common Tier 1 risk-based capital ratio."

"Our earnings per share which totaled $1.08 over the last four quarters and $0.40 in the first quarter of 2015 reflect our success in executing our business plan of growing our business and improving asset quality. The growth of over 25% in our average non-interest bearing demand accounts in the past year validates that our emphasis on exceptional customer service has enhanced our relationships with customers," said Braswell.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc., began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem. Our ninth full-service office is currently under construction in Winston-Salem with a planned opening in July of 2015. Residential mortgage loan production offices are located in Burlington, Chapel Hill, Pinehurst, and Sanford in addition to a wholesale residential mortgage operation in Greensboro. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	March 31,	December 31,
	2015	2014
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$ 6,670	$ 7,942
Interest-bearing deposits with banks	52,454	38,232
Bank term deposits	15,106	14,106
Securities available-for-sale, at fair value	49,403	51,200
Securities held-to-maturity (fair values of $15,716 in 2015 and $15,945 in 2014)	15,313	15,644
Loans held for sale	64,274	39,780
Loans	467,232	472,189
Less allowance for loan losses	(6,954)	(6,520)
Net loans	460,278	465,669
Premises and equipment, net	18,568	18,311
Other real estate owned	5,116	5,610
Bank-owned life insurance	11,571	11,483
Other assets	11,919	11,286
Total assets	$ 710,672	$ 679,263

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 115,271	$ 106,163
NOW, money market and savings	349,716	344,919
Time	144,430	143,816
Total deposits	609,417	594,898

Advances from the Federal Home Loan Bank	2,759	2,785
Securities sold under agreements to repurchase	148	176
Subordinated debentures	19,610	19,610
Other liabilities and accrued expenses	10,500	9,139
Total liabilities	642,434	626,608

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares;
issued and outstanding 10,994 shares	10,994	10,994
Convertible preferred stock, no par value, authorized 15,500 shares;
issued and outstanding 15,500 in 2015 and none in 2014	14,103	--
Common stock, $1 par value; authorized 20,000,000 shares;
issued and outstanding 3,434,680 in 2015 and 2014	3,435	3,435
Additional paid-in capital	16,339	16,339
Retained earnings	22,130	20,748
Stock in directors' rabbi trust	(1,555)	(1,465)
Directors' deferred fees obligation	1,555	1,465
Accumulated other comprehensive income	1,237	1,139
Total stockholders' equity	68,238	52,655
Total liabilities and stockholders' equity	$ 710,672	$ 679,263

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months
	Ended March 31,
	2015	2014
	(in thousands, except per share data)
Interest income
Loans	$ 5,992	$ 5,754
Investment securities, taxable	338	420
Investment securities, non taxable	122	142
Interest from deposits in banks	61	60
Total interest income	6,513	6,376

Interest expense
NOW, money market, savings	239	236
Time deposits	312	418
Other borrowed funds	152	164
Total interest expense	703	818

Net interest income	5,810	5,558
Provision for loan losses	300	770
Net interest income after provision for loan losses	5,510	4,788
Non-interest income
Service charges	303	299
Mortgage banking income	2,907	1,333
Gain on sale of investment securities available-for-sale	27	49
Other	46	69
Total non-interest income	3,283	1,750

Non-interest expense
Salaries and benefits	4,318	3,835
Occupancy and equipment	776	761
Foreclosed property expense	(131)	105
Professional fees	449	458
Outside data processing	274	251
FDIC insurance	131	134
Advertising and promotion	193	321
Stationery, printing and supplies	151	137
Other	381	333
Total non-interest expense	6,542	6,335

Income before income taxes	2,251	203
Income tax expense (benefit)	622	(62)
Net income	1,629	265
Dividends and accretion on preferred stock	247	191
Net income available to common stockholders	$ 1,382	$ 74
Net income per common share
Basic	$ 0.40	$ 0.02
Diluted	$ 0.40	$ 0.02

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
First Quarter 2015
(unaudited)
	Quarterly					Years Ended
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
($ in thousands except for share data)	2015	2014	2014	2014	2014	2014	2013

EARNINGS
Net interest income	$5,810	6,164	5,892	5,643	5,558	23,257	22,315
Provision for loan losses	$300	50	270	346	770	1,436	3,450
NonInterest income	$3,283	2,721	2,602	2,340	1,750	9,413	14,334
NonInterest expense	$6,542	7,128	6,829	6,712	6,335	27,004	27,620
Net income	$1,629	1,319	1,012	750	265	3,346	4,010
Net income available to common stockholders	$1,382	1,072	764	503	74	2,413	2,928
Basic earnings per common share	$0.40	0.31	0.22	0.15	0.02	0.70	0.86
Diluted earnings per common share	$0.40	0.31	0.22	0.15	0.02	0.70	0.85
Average common shares outstanding	3,434,680	3,434,680	3,431,933	3,430,036	3,428,891	3,431,385	3,410,974
Average diluted common shares outstanding	3,451,902	3,434,680	3,432,130	3,434,101	3,433,501	3,433,603	3,426,764

PERFORMANCE RATIOS
Return on average assets *	0.97%	0.78%	0.60%	0.46%	0.16%	0.50%	0.60%
Return on average common equity **	13.24%	10.36%	7.56%	5.12%	0.77%	6.05%	7.52%
Net interest margin (fully-tax equivalent) *	3.75%	3.95%	3.81%	3.74%	3.75%	3.80%	3.59%
Efficiency ratio	71.21%	79.39%	79.48%	83.19%	85.85%	81.78%	74.88%
Efficiency ratio (excluding mortgage division)	68.63%	73.94%	68.81%	73.10%	71.07%	71.73%	69.63%
# full-time equivalent employees - period end	191	189	193	195	194	189	191

CAPITAL
Equity to period-end assets	9.60%	7.75%	7.68%	7.57%	7.60%	7.75%	7.50%
Common tangible equity to assets	6.07%	6.13%	6.03%	5.93%	5.93%	6.13%	5.83%
Tier 1 leverage capital ratio - Bank	9.20%	9.11%	9.03%	9.07%	8.97%	9.11%	8.86%
Tier 1 risk-based capital ratio - Bank	11.25%	11.42%	11.05%	10.81%	11.13%	11.42%	11.19%
Total risk-based capital ratio - Bank	13.50%	13.67%	13.61%	13.41%	13.79%	13.67%	13.85%
Book value per common share ***	$11.48	12.13	11.75	11.57	11.36	12.13	11.26

ASSET QUALITY
Net loan charge-offs (recoveries)	$(134)	76	927	1,432	144	2,579	5,731
Net charge-offs (recoveries) to average loans *	-0.11%	0.06%	0.80%	1.26%	0.13%	0.56%	1.33%
Allowance for loan losses	$6,954	6,520	6,546	7,203	8,289	6,520	7,663
Allowance for loan losses to loans held invst.	1.49%	1.38%	1.39%	1.55%	1.85%	1.38%	1.73%
Nonperforming loans	$6,362	6,458	10,348	12,435	16,610	6,458	16,731
Performing restructured loans	$9,548	9,774	9,883	9,983	10,145	9,774	10,381
Other real estate owned	$5,116	5,610	5,587	4,431	1,494	5,610	2,329
Nonperforming loans to loans held for investment	1.36%	1.37%	2.20%	2.68%	3.70%	1.37%	3.77%
Nonperforming assets to total assets	1.62%	1.78%	2.40%	2.52%	2.75%	1.78%	2.88%

END OF PERIOD BALANCES
Total assets	$710,672	679,263	669,029	669,162	657,365	679,263	661,807
Total loans held for investment	$467,232	472,189	470,782	464,706	448,858	472,189	444,087
Total deposits	$609,417	594,898	586,940	577,313	575,850	594,898	579,097
Stockholders' equity	$68,238	52,655	51,352	50,679	49,956	52,655	49,604

AVERAGE BALANCES
Total assets	$682,777	675,159	669,168	656,724	657,959	664,812	671,529
Total earning assets	$638,368	629,331	623,761	613,582	617,147	620,996	627,491
Total loans held for investment	$472,073	475,106	466,268	455,798	454,039	462,870	432,471
Total non interest-bearing demand deposits	$110,318	104,241	96,248	90,186	87,597	94,618	82,343
Common stockholders' equity	$42,341	41,065	40,069	39,401	38,947	39,904	38,927

* annualized for all periods presented
**return on average common equity is computed using net income available to common stockholders
***assumes conversion of convertible preferred stock to 1,550,000 shares of common stock in 1st Quarter 2015
CONTACT: Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com